SEVENTH AMENDMENT TO LEASE
                       ------------------------



SEVENTH AMENDMENT TO LEASE, made this 5th day of June, 1996, by and between PACIFIC METROPOLITAN CORPORATION, a Delaware Corporation

(successor-in-interest to Carven Associates) having an office at

3000 Executive Parkway, Suite 236, San Ramon, California 94583

("Landlord") and ANNTAYLOR, INC. a Delaware Corporation having an office at 142 West 57th Street, New York, New York 10019 ("Tenant").



                             WITNESSETH
                             ----------



WHEREAS, Landlord and Tenant, as of March 17, 1989, entered into a lease for the Third, Fourth and Fifth floors of the building known as Metropolitan Tower at 142 West 57th Street, New York, New York

10019, at the rental and upon the terms and conditions therein more particularly set forth, and



WHEREAS, Landlord and Tenant, have modified said lease by agreements dated November 14, 1990 (First Amendment), October 1, 1993 (Extension

and Amendment), April 14, 1994 (Modification of Amendment and Extension

to Lease, March 14, 1995 (Fifth Amendment), and January 5, 1996

(Sixth Amendment), and



WHEREAS, Landlord and Tenant and desirous of further amending said lease in the manner set forth below:



1.      The term of that portion of the seventeenth (17th) floor, deemed to comprise 8,600 rentable square feet, shall be extended for six (6)

months commencing September 1, 1996 and ending February 28, 1997.



2.      And, provided that Tenant is not in default under the terms of the

Lease beyond any applicable cure period, Landlord grants Tenant one (1)

additional option to extend the term of the Lease on that portion of the seventeenth (17th) floor, deemed to comprise 8,600 rentable square feet,

for a period of six (6) months under the same terms and conditions as contained in the Sixth Amendment by giving Landlord written notice of its election to do so on or before December 1, 1996.



3.      Landlord and Tenant covenant, warrant and represent to each other that no broker was instrumental in bringing about or consummating this Agreement and that neither party had any conversations or negotiations with any broker concerning the extension of term for the Premises.

Landlord and Tenant each agree to indemnify the other against and hold the other harmless from any claims for any brokerage commissions and all costs,

expenses and liabilities in connection therewith, including, without limitation, attorney's fees and expenses arising out of any breach of the covenants, warranties and representations contained in this Paragraph 3 made by Landlord or Tenant, as the case may be.



4.      The terms of this agreement cannot be changed orally, but only by an instrument in writing executed by both parties.



5.      Except as herein expressly modified, the Lease, as amended, is unmodified and is ratified and confirmed in all respects.



6.      The terms, covenants and provisions contained in this Agreement are binding and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

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Page 2


IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Agreement as of the day and year first above written.



                                LANDLORD:


                                PACIFIC METROPOLITAN CORPORATION


                                BY:  /s/ David A. Hennefer
                                    -----------------------------
                                         David A. Hennefer



                                TENANT:

                                ANNTAYLOR, INC.


                                BY:  /s/Valerie Richardson
                                     ------------------------------
                                         Valerie Richardson
                                         Senior Vice President
                                         Real Estate and Development